MANAGERS AMG FUNDS

Amendment No. 23 to Master Trust Agreement

CERTIFICATE AND INSTRUMENT OF AMENDMENT

March 4, 2011

The undersigned, constituting at least a majority of the Trustees of Managers AMG Funds (the “Trust”), do hereby amend the Master Trust Agreement of the Trust dated June 18, 1999, as amended from time to time (the “Master Trust Agreement”), as follows:

WHEREAS, Section 4.1 of the Master Trust Agreement provides that, at any time that there are no shares outstanding of any particular series or class previously established and designated, the Trustees may by an instrument executed by a majority of their number abolish that series or class and the establishment and designation thereof;

WHEREAS, there are no shares of the Essex Growth Fund series of the Trust outstanding; and

WHEREAS, the Trustees desire to abolish the Essex Growth Fund and its establishment and designation as a series of the Trust.

NOW THEREFORE, effective immediately, the undersigned, constituting a majority of the Trustees of the Trust, do hereby abolish, pursuant to Section 4.1 of the Master Trust Agreement, the series of the Trust previously established and designated by the Trustees as the Essex Growth Fund; and that the first paragraph of Section 4.2 of the Master Trust Agreement be, and it hereby is, amended and restated in its entirety as set forth below:

“Section 4.2 Establishment and Designation of Sub-Trusts and Classes. Without limiting the authority of the Trustees set forth in Section 4.1 to establish and designate any further Sub-Trusts and classes, the Trustees hereby establish and designate the following Sub-Trusts thereof, each of which shall consist of a single class except as otherwise specified herein: (1) Essex Small/Micro Cap Growth Fund, which shall consist of two classes, Class A and Class C shares; (2) Systematic Value Fund, which shall consist of three classes, Class A, Class C and Institutional Class shares; (3) TimesSquare Mid Cap Growth Fund, which shall consist of two classes, Institutional Shares and Premier Shares; (4) TimesSquare Small Cap Growth Fund, which shall consist of two classes, Institutional Shares and Premier Shares; (5) Systematic Mid Cap Value Fund, which shall consist of three classes, Class A, Class C and Institutional Class shares; (6) Skyline Special Equities Portfolio; (7) GW&K Small Cap Equity Fund, which shall consist of three classes, Service Class shares, Investor Class shares and Institutional Class shares; (8) GW&K Municipal Enhanced Yield Fund, which shall consist of three classes, Service Class shares, Investor Class shares and Institutional Class shares; (9) Renaissance Large Cap Growth Fund, which shall consist of three classes, Service Class shares, Investor Class shares and Institutional Class shares;

(10) GW&K Municipal Bond Fund, which shall consist of three classes, Service Class shares, Investor Class shares and Institutional Class shares; (11) Trilogy International Small Cap Fund, which shall consist of three classes, Service Class shares, Investor Class shares and Institutional Class shares; (12) Trilogy Global Equity Fund, which shall consist of three classes, Service Class shares, Investor Class shares and Institutional Class shares; and (13) Trilogy Emerging Markets Equity Fund, which shall consist of three classes, Service Class shares, Investor Class shares and Institutional Class shares. The Shares of such Sub-Trusts and any Shares of any further Sub-Trust or class that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise determine with respect to some further Sub-Trust or class at the time of establishing and designating the same) have the following relative rights and preferences:”

The foregoing amendment may be signed in counterparts with the same effect as if all signatories had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the undersigned have executed this instrument as of the date first set forth above.

/s/ Jack W. Aber Jack W. Aber	/s/ William E. Chapman, II William E. Chapman, II

/s/ Nathaniel Dalton Nathaniel Dalton	/s/ Edward J. Kaier Edward J. Kaier

/s/ Steven J. Paggioli Steven J. Paggioli	/s/ Eric Rakowski Eric Rakowski

/s/ Thomas R. Schneeweis Thomas R. Schneeweis	/s/ John H. Streur John H. Streur